      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 30, 1999
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                               ORTHALLIANCE, INC.
             (exact name of registrant as specified in its charter)

                       DELAWARE                                                 95-4632134
(state or jurisdiction of incorporation or organization)          (I.R.S. employer identification no.)

                                      8741
            (Primary Standard Industrial Classification Code Number)

                               OrthAlliance, Inc.
                      21535 Hawthorne Boulevard, Suite 200
                           Torrance, California 90503
                                 (310) 792-1300
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  Sam Westover
                      21535 Hawthorne Boulevard, Suite 200
                           Torrance, California 90503
                                 (310) 792-1300
                (Name, address, including zip code, and telephone
                    number, including area code, of agent for
                               service of process)

                               ------------------

                                   Copies to:
                                Robert B. Knauss
                           Munger, Tolles & Olson LLP
                             355 South Grand Avenue
                          Los Angeles, California 90071
                            Telephone: (213) 683-9100

                               ------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                               ------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                           PROPOSED
                                                           MAXIMUM           PROPOSED MAXIMUM           AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO         OFFERING PRICE    AGGREGATE                  REGISTRATION
        TO BE REGISTERED               BE REGISTERED       PER UNIT(1)       OFFERING PRICE(2)          FEE
---------------------------------------------------------------------------------------------------------------------
Debt Securities (3)
Preferred Stock, par value
         $.001 per share (4)
Class A Common Stock, par value
         $.001 per share (5)
Warrants (6)
---------------------------------------------------------------------------------------------------------------------
Total...........................     $   65,000,000(7)         (1)            $ 65,000,000(7)           $ 5,333.40(8)
=====================================================================================================================

                                                      Footnotes to table on next

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                                              Footnotes to table from cover page

---------------

(1) The proposed maximum offering price per unit offered by the Registrant will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(2) The proposed maximum aggregate offering price for the securities to be offered by the Registrant has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3) Subject to note (7) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be issued, from time to time, by the Registrant. The Registrant may issue Debt Securities at an original issue discount at an aggregate initial offering price not to exceed $65,000,000 less the dollar amount of any securities previously issued hereunder.

(4) Subject to note (7) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be issued, from time to time, by the Registrant.

(5) Subject to note (7) below, there is being registered hereunder an indeterminate number of shares of Common Stock as may be issued, from time to time, by the Registrant. There are also being registered hereunder an indeterminate number of shares of Common Stock as shall be issuable upon conversion or redemption of Preferred Stock or Debt Securities registered hereunder.

(6) Subject to note (7) below, there is being registered hereunder an indeterminate amount and number of Warrants, representing rights to purchase Debt Securities, Preferred Stock, or Common Stock registered hereunder.

(7) In no event will the aggregate initial offering price of all securities issued from time to time by the registrants pursuant to this Registration Statement exceed $65,000,000. The aggregate amount of Common Stock to be sold by the Registrant and registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(8) Determined pursuant to Rule 457(o) under the Securities Act to be $18,070 less an additional filing fee of $12,736.60 which was previously paid for $43,174,895.75 of unsold common stock of the Registrant registered under Registration Statement on Form S-4 No. 333-53415.

Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included herein contains a combined Prospectus that also relates to a total of $43,174,895.75 of common stock of the Registrant previously registered under Registration Statement on Form S-4 No. 333-53415 (which was declared effective on May 29, 1998) and not issued. This Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement on Form S-4 No. 333-53415 pursuant to which the total amount of unsold common stock previously registered under Registration Statement on Form S-4 No. 33-50732 may be offered and sold as Debt Securities, Preferred Stock, Common Stock or Warrants, without limitation as to class of securities, together with the securities registered hereunder, through the use of the combined Prospectus included herein relating to Debt Securities, Preferred Stock, Common Stock and Warrants. In the event any of such previously registered Common Stock are offered and sold prior to the effective date of this Registration Statement, the amount of such Common Stock will not be included in any Prospectus hereunder.

                                EXPLANATORY NOTE

         This registration statement contains three base prospectuses. The first will be used for offerings of common stock. The second will be used for offerings of convertible debt securities. The third will be used for offerings of non-convertible debt securities, preferred stock or warrants.

Information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                   SUBJECT TO COMPLETION, DATED JULY 30, 1999

                               ORTHALLIANCE, INC.

                                Up to $65,000,000
                                  COMMON STOCK

We plan to offer and issue from time to time in the future shares of our common stock having an aggregate offering price of up to $65,000,000 to owners of orthodontic and pediatric dental practices with which we affiliate. The specific terms upon which we will issue these securities will be determined by negotiation with the owners of the practices with which we affiliate, but we expect that common stock we issue in affiliation transactions will be at a price reasonably related to the prevailing market price of our common stock at or near the time we enter into the affiliation agreement or consummate the affiliation transaction.

We will pay all expenses of this offering. We will not pay underwriting discounts or commissions in connection with issuing the securities in affiliation transactions, although we typically compensate our development representatives (both employees and independent contractors) for new affiliations in their territories. These persons may be deemed underwriters within the meaning of the Securities Act of 1933.

Our common stock is traded on The Nasdaq Stock Market's National Market System under the symbol "ORAL." On July 27, 1999, the last reported sale price of our common stock on The Nasdaq National Market System was $7.3125 per share.

                           ---------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

                The date of this prospectus is ____________, 1999

                                TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
About This Prospectus................................................................
Where You Can Find More Information..................................................
OrthAlliance.........................................................................
Transaction Terms....................................................................
Description of Our Capital Stock.....................................................
Plan of Distribution.................................................................
Validity of Common Stock ............................................................
Experts .............................................................................


                              ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may from time to time offer and issue any combination of the securities described in this prospectus and the other prospectuses included as part of our registration statement in one or more offerings up to a total dollar amount of $65,000,000. This prospectus provides you with a general description of the securities we may offer and issue. From time to time we may add, update or change information contained in this prospectus by filing periodic reports with the SEC or by filing a prospectus supplement with the SEC. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

You should rely only on the information contained in this prospectus, any prospectus supplement or any document that we have referred you to. We have not authorized anyone to provide you with different information. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.


                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W. Washington, DC 20006.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

    - Annual Report on Form 10-K for the year ended December 31, 1998, filed March 31, 1999; and

    - Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed May 17, 1999.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning us at the following address:

                               OrthAlliance, Inc.
                      21535 Hawthorne Boulevard, Suite 200
                           Torrance, California 90503
                    Attention: Paul H. Hayase, (310) 792-1300




                                  ORTHALLIANCE

We provide practice management or consulting services to orthodontic and pediatric dental practices throughout the United States. As of June 30, 1999, we had affiliated with 101 orthodontic practices and 17 pediatric dental practices (the "Allied Practitioners") operating 291 offices in 30 states pursuant to long-term management service or consulting agreements. We intend to continue to expand our network of affiliated practices and to target orthodontic and pediatric dental practices that we believe are leading practices in their markets based upon a variety of factors, including size, profitability, historical growth and reputation for high quality care, among local consumers of orthodontic and pediatric dental services and within the orthodontic and pediatric dental services industry.

We provide fee-based management or consulting services to our Allied Practitioners thereby allowing them to concentrate on providing cost effective, quality patient care. We do not practice orthodontics or dentistry, but generally acquire certain operating assets of an orthodontic and pediatric dental practice, employ the employees (except orthodontists and dentists, and where applicable law requires, hygienists, dental assistants and dental technicians), and enter into service or consulting agreements with the practices whereby we provide management or consulting services to the practices, including billing and collections, cash management, purchasing, inventory management, payroll processing, advertising and marketing, financial reporting and analysis, productivity reporting and analysis, training and capital for satellite office development and acquisitions. Where state law allows, and upon request by an Allied Practitioner, we lease equipment or office space to the Allied Practitioners.

Our common stock is traded on The Nasdaq National Market System under the symbol "ORAL." Our executive offices and operating headquarters are located at 21535 Hawthorne Boulevard, Suite 200, Torrance, California 90503, and our telephone number at those offices is (310) 792-1300.

                                TRANSACTION TERMS

This prospectus, and the other prospectuses filed with this registration statement, together cover up to $65,000,000 of our securities that we may issue from time to time in the future to owners of orthodontic and pediatric dental practices with which we affiliate. We expect that the terms of any affiliation transaction we engage in will be determined through negotiations with the owners of the orthodontic and pediatric dental practices, and that the share price of any common stock issued will be valued at prices reasonably related to market prices either when the affiliation agreement is entered into or when we deliver the securities.

If an affiliation transaction has a material financial effect on us, we will file information about the transaction with the SEC on a current report on Form 8-K, a quarterly report on Form 10-Q or an annual report on Form 10-K.


                        DESCRIPTION OF OUR CAPITAL STOCK

At June 30, 1999, our authorized capital stock consisted of:

    - 70,000,000 shares of Class A common stock, par value $.001 per share, of which 13,197,961 shares were outstanding. Throughout this Prospectus, we refer to the Class A common stock simply as "common stock."

    - 250,000 shares of Class B common stock, par value $.001 per share, of which 249,292 shares were outstanding.

    - 20,000,000 shares of preferred stock, par value $.001 per share, of which no shares were outstanding; and

COMMON STOCK

Holders of our common stock and Class B common stock have identical rights, powers and limitations, except as described below.

Voting Rights. Holders of common stock and Class B Common Stock may attend all special and annual meetings of our stockholders and, share-for-share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings, may cast one vote for each outstanding share of common stock or Class B common stock so held upon any matter properly considered and acted upon by the stockholders, voting together as a single class, except as otherwise required by law.

Liquidation Rights. If we dissolve, liquidate or wind up, holders of our common stock and holders of any class or series of our stock entitled to participate in the distribution of our assets (including the Class B common stock), shall be entitled to participate in the distribution of our assets, if any, remaining after we have paid our debts and liabilities and after we have paid to the holders of any class of stock having preference over the common stock and the Class B common stock the full preferential amounts, if any, to which they are entitled.

Dividends. We may pay dividends on the common stock and the Class B common stock and on any other class or series of stock entitled to participate as to dividends, but only when and as declared by the Board of Directors. Holders of common stock and Class B common stock will participate as one class with respect to any dividends declared and paid on the common stock.

Other Rights. Holders of our common stock do not have any preemptive or other subscription or conversion rights. Shares of our Class B common stock are subject to the conversion provisions described below, and are not transferable, except to a holder's spouse, parents, siblings, lineal descendants, a trust for the benefit of any such persons or as determined by will or the laws of descent.

Conversion Rights of Class B Common Stock. Each share of Class B common stock shall automatically convert into common stock (i) at the ratio of eight shares of common stock for each share of Class B common stock upon the attainment of the Conversion Prices set forth below or (ii) if not converted pursuant to subparagraph (i), on a one-for-one basis on August 21, 2003.

The shares of Class B common stock convertible pursuant to subparagraph (i) above will convert in five increments of up to 50,000 shares of Class B common stock (20% of the total number of shares of Class B common stock issued) upon the attainment of each of the following five specified Conversion Prices:
$18.00, $21.60, $25.92, $31.10 and $37.32. Upon each such conversion, each holder of Class B common stock will be deemed to have converted a pro rata share of such Class B common stock then outstanding. In the event that there are any shares of Class B common stock outstanding on August 21, 2003, all such shares shall automatically convert into an equal number of shares of common stock. The holders of the Class B common stock may convert each share of Class B common stock into one share of common stock at any time prior to August 21, 2003.

PREFERRED STOCK

Our board of directors can, without approval of stockholders, issue one or more series of serial preferred stock. Our board can also determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any series of preferred stock, the number of shares constituting each series and the terms and conditions of issue.

CERTAIN OTHER PROVISIONS OF OUR CERTIFICATE OF INCORPORATION, BYLAWS AND DELAWARE LAW

Certain provisions of our Certificate of Incorporation and our Bylaws and Delaware law could discourage, delay or prevent a third party from acquiring us. These provisions are intended to enhance the continuity and stability of our Board of Directors and the policies formulated by our Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change in control of the Company. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, these provisions may discourage third parties from making tender offers for our shares. As a result, the market price of our common stock may not benefit from any premium that might occur in anticipation of a potential or actual change in control. These provisions also may prevent changes in our management.

Section 203 of Delaware Law. As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the General Corporation Law of the State of Delaware. Section 203 restricts certain business combinations between us and an "interested stockholder" (in general, a stockholder owning 15% or more of our outstanding voting stock) or that stockholder's affiliates or associates for a period of three years following the date on which the stockholder becomes an "interested stockholder." The restrictions do not apply if:

    - prior to an interested stockholder becoming such, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

    - upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to certain exceptions; or

    - on or after the date an interested stockholder becomes such, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.


Classification of Board of Directors. Our Board of Directors is divided into three classes, designated Class I, Class II and Class III. The terms of Class I, Class II and Class III directors will expire on the respective dates of the 2002, 2000 and 2001 annual meetings of stockholders and in all cases directors elected will serve until their respective successors are elected and qualified. At each annual meeting of stockholders, directors will be elected to succeed those in the class whose terms then expire, with each director so elected to serve for a term expiring at the third succeeding annual meeting of stockholders after such director's election, and until the director's successor is elected and qualified. Thus, directors elected stand for election only once in three years.

Additional Directorships, Vacancies and Removal of Directors. Our Bylaws provide that our Board of Directors shall consist of up to nine members; our Board of Directors currently consists of eight members. Our Board of Directors may create additional directorships and abolish any vacant directorships. Newly-created directorships and vacancies may be filled by the affirmative vote of a majority of directors then in office and any director so elected shall hold office only until the next annual meeting of stockholders, and until their successors shall be elected and qualified. Our directors may be removed only for cause by vote of the holders of a majority of the shares entitled to vote at an election of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws require an advance notice procedure for the nomination, other than by or at the direction of the Board of Directors or the Nominating Committee thereof, of candidates for election as directors (the "Nomination Procedure"), as well as for other stockholder proposals to be considered at annual stockholders' meetings. A stockholder who proposes to nominate a person at a meeting for election as a director generally must notify us not less than 120 nor more than 150 days prior to the anniversary of the date notice of the annual meeting of stockholders was given in the preceding year. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the Nomination Procedure. Similar advance notice must be given of any other proposed business which a stockholder proposes to bring before an annual meeting of stockholders. We require advance notice in order to give our Board of Directors an opportunity to consider the qualifications of the proposed nominees or the merits of other stockholder proposals and, to the extent deemed necessary or desirable by our Board of Directors, to inform stockholders about those matters. Although the advance notice provisions do not give our Board of Directors any power to approve or disapprove of stockholder nominations or proposals for action by the Company, these provisions may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the procedures established by the Bylaws are not followed and discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposals, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and its stockholders.

TRANSFER AGENT AND REGISTRATION

The transfer agent and registrar for our common stock is Norwest Shareowner Services.

                              PLAN OF DISTRIBUTION

With this prospectus and the other prospectuses included in our registration statement, we may issue from time to time up to a total of $65,000,000 worth of our (i) debt securities; (ii) common stock; (iii) preferred stock; and (iv) warrants to purchase debt securities, common stock or preferred stock. We may issue these securities from time to time in the future to owners of orthodontic and pediatric dental practices with which we affiliate. We expect that the price per share of the common stock we issue in these affiliation transactions will be reasonably related to prevailing market price of our common stock at or near the time we enter into an affiliation agreement or consummate the affiliation transaction.

We will pay all expenses of this offering, and we do not expect to pay any underwriting discounts or commissions. We typically, however, compensate our development representatives (both employees and independent contractors) for new affiliations in their territories. Any person receiving this compensation may be deemed to be an underwriter within the meaning of federal and state securities laws.

The shares of common stock offered by this prospectus will have been approved for quotation on The Nasdaq National Market System.


                            VALIDITY OF COMMON STOCK

The validity of the common stock offered by this prospectus will be passed upon for us by Munger, Tolles & Olson LLP, Los Angeles, California, or another counsel named in the prospectus supplement.



                                     EXPERTS

The financial statements included in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.



                   SUBJECT TO COMPLETION, DATED JULY 30, 1999

                               ORTHALLIANCE, INC.
                                Up to $65,000,000

                         Convertible Subordinated Notes

We plan to offer and issue from time to time convertible notes having an aggregate offering price of up to $65,000,000 to owners of orthodontic and pediatric dental practices with which we affiliate. The specific terms upon which we will issue these convertible notes will be determined by negotiation with the owners of the practices with which we affiliate, and will be included in a prospectus supplement to this prospectus.

The convertible notes may be converted by you into the number of shares of our common stock specified in the applicable prospectus supplement. The convertible notes will also pay interest at the annual rate specified in the applicable prospectus supplement. The applicable prospectus supplement will also specify the circumstances, if any, under which we can redeem the convertible notes and under which you can require us to repurchase the convertible notes. The convertible notes will be subordinated in right of payment to all of our existing and future senior debt.

See "Risk Factors" beginning on page __ to read about certain factors you should consider before agreeing to accept the convertible notes as consideration for an affiliation transaction.

We will pay all expenses of this offering. We will not pay underwriting discounts or commissions in connection with issuing the securities in affiliation transactions, although we typically compensate our development representatives (both employees and independent contractors) for new affiliations in their territories. These persons may be deemed underwriters within the meaning of the Securities Act of 1933.

Our common stock is traded on The Nasdaq Stock Market's National Market System under the symbol "ORAL." On July 27, 1999, the last reported sale price of our common stock on The Nasdaq National Market System was $7.3125 per share.

                           ---------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

                The date of this prospectus is ____________, 1999

                                TABLE OF CONTENTS


                                                                                          PAGE
                                                                                          ----
About This Prospectus.....................................................................
Where You Can Find More Information.......................................................
OrthAlliance..............................................................................
Ratios of Earnings to Fixed Charges.......................................................
Risk Factors Relating to the Convertible Notes............................................
Transaction Terms.........................................................................
Description of Convertible Notes..........................................................
Certain Federal Income Tax Considerations.................................................
Description of Our Capital Stock..........................................................
Plan of Distribution......................................................................
Validity of Convertible Notes.............................................................
Experts...................................................................................


                              ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may from time to time offer and issue any combination of the securities described in this prospectus and the other prospectuses included as part of our registration statement in one or more offerings up to a total dollar amount of $65,000,000. This prospectus provides you with a general description of the securities we may offer and issue. From time to time we may add, update or change information contained in this prospectus by filing periodic reports with the SEC or by filing a prospectus supplement with the SEC. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

You should rely only on the information contained in this prospectus, any prospectus supplement or any document that we have referred you to. We have not authorized anyone to provide you with different information. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.


                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W. Washington, DC 20006.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

    - Annual Report on Form 10-K for the year ended December 31, 1998, filed March 31, 1999; and

    - Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed May 17, 1999.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning us at the following address:

                               OrthAlliance, Inc.
                      21535 Hawthorne Boulevard, Suite 200
                           Torrance, California 90503
                    Attention: Paul H. Hayase, (310) 792-1300


                                  ORTHALLIANCE

We provide practice management or consulting services to orthodontic and pediatric dental practices throughout the United States. As of June 30, 1999, we had affiliated with 101 orthodontic practices and 17 pediatric dental practices (the "Allied Practitioners") operating 291 offices in 30 states pursuant to long-term management service or consulting agreements. We intend to continue to expand our network of affiliated practices and to target orthodontic and pediatric dental practices that we believe are leading practices in their markets based upon a variety of factors, including size, profitability, historical growth and reputation for high quality care, among local consumers of orthodontic and pediatric dental services and within the orthodontic and pediatric dental services industry.

We provide fee-based management or consulting services to our Allied Practitioners thereby allowing them to concentrate on providing cost effective, quality patient care. We do not practice orthodontics or dentistry, but generally acquire certain operating assets of an orthodontic and pediatric dental practice, employ the employees (except orthodontists and dentists, and where applicable law requires, hygienists, dental assistants and dental technicians), and enter into service or consulting agreements with the practices whereby we provide management or consulting services to the practices, including billing and collections, cash management, purchasing, inventory management, payroll processing, advertising and marketing, financial reporting and analysis, productivity reporting and analysis, training and capital for satellite office development and acquisitions. Where state law allows, and upon request by an Allied Practitioner, we lease equipment or office space to the Allied Practitioners.

Our common stock is traded on The Nasdaq National Market System under the symbol "ORAL." Our executive offices and operating headquarters are located at 21535 Hawthorne Boulevard, Suite 200, Torrance, California 90503, and our telephone number at those offices is (310) 792-1300.


                       RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges and earnings to fixed charges for each of the periods indicated are as follows:

                                                             Three Months            Year Ended
                                                            Ended March 31,         December 31,
                                                         -------------------     --------------------
                                                          1998          1999     1996   1997    1998
                                                          ----          ----     ----   ----    ----
Ratio of earnings to fixed charges.......................414.1x        10.7x       0      0     31.5x

--------------------

These ratios are based on continuing operations. "Earnings" is determined by adding:

    -   income before income taxes, and

    -   fixed charges, net of interest capitalized.

"Fixed charges" consist of interest (whether expensed or capitalized) and that portion of rentals considered to be representative of the interest factor.


                 RISK FACTORS RELATING TO THE CONVERTIBLE NOTES


This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, in particular, the statements about our plans, strategies, and prospects. Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this Prospectus are set forth below and elsewhere in this Prospectus. All forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the following cautionary statements. In addition to the risk factors incorporated by reference in our other public filings, the following are specific risk factors to consider in connection with this offering of convertible notes.

THE CONVERSION PRICE OF THE CONVERTIBLE NOTES WILL BE SUBSTANTIALLY HIGHER THAN OUR MARKET PRICE

We currently intend to issue convertible notes with a conversion price that substantially exceeds the market price of our common stock. This means that our common stock would have to increase significantly in order for you to be able to convert your convertible notes at a price greater than the principal amount of the convertible note.

THE CONVERTIBLE NOTES WILL BE ILLIQUID AND DIFFICULT TO TRADE

In order to preserve certain tax attributes of the convertible notes, we generally will not permit you to transfer or trade your convertible notes. In addition, we do not intend to apply to have the convertible notes listed on any exchange or quoted on The Nasdaq Stock Market, and we will not take any other steps to establish a trading market for the convertible notes. You therefore should not invest in the convertible notes unless you are able and willing to hold the convertible notes for a substantial period of time. Any shares of our common stock issued on conversion of the convertible notes will generally be free of any transfer restrictions.

YOU MAY ACCRUE TAXABLE INCOME ON THE CONVERTIBLE NOTES AT A HIGHER RATE THAN THE INTEREST ACTUALLY PAID TO YOU

We expect that the convertible notes will bear interest at a low rate, probably as low as 2 to 3%. As more fully discussed in "Certain Federal Income Tax Considerations," you may be deemed to have "imputed" interest income each year at a higher rate, meaning that you will be required to include a higher amount in your taxable income than we pay you in cash as interest.

WE MAY INCUR MORE DEBT IN THE FUTURE

We may have to incur substantial additional debt in the future to continue funding future practice affiliation transactions. The indenture governing the convertible notes will not restrict our ability to incur additional debt. At June 30, 1999, we had approximately $31.5 million in outstanding debt incurred to fund practice affiliations. As we borrow more, we will have less available under our existing credit agreement to satisfy our obligations under the convertible notes. While we may in the future be able to reduce our borrowings with the proceeds of a secondary offering of our common stock, our ability to successfully consummate such an offering depends on market factors which we cannot control. We may also be able to increase our borrowing limits under our credit facilities in the future as our revenues and earnings grow, but we cannot be sure that this will happen.

 THE CONVERTIBLE NOTES WILL BE SUBORDINATED TO OUR SENIOR DEBT

The convertible notes rank behind all of our existing senior debt and all of our future senior borrowings, except trade payables and any future debt that expressly provides that it ranks equal with, or subordinated in right of payment to, the convertible notes. As a result, upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding, the holders of our senior debt will be entitled to be paid in full in cash before any payment may be made with respect to the convertible notes.

As of June 30, 1999, the convertible notes would have been subordinated to approximately $31.5 million of senior debt and approximately $23.5 million would have been available for borrowing as additional senior debt under our credit facilities. The indenture governing the convertible notes does not limit our ability to incur additional debt, including senior debt.

                                TRANSACTION TERMS

This prospectus, and the other prospectuses filed with this registration statement, together cover up to $65,000,000 of our securities that we may issue from time to time in the future to owners of orthodontic and pediatric dental practices with which we affiliate. We expect that the terms of any affiliation transaction we engage in will be determined through negotiations with the owners of the orthodontic and pediatric dental practices, and that we will prepare and deliver to the owners a prospectus supplement for each issuance of convertible notes that describes those specific terms.

If an affiliation transaction has a material financial effect on us, we will file information about the transaction with the SEC on a current report on Form 8-K, a quarterly report on Form 10-Q or an annual report on Form 10-K.


                        DESCRIPTION OF CONVERTIBLE NOTES

The convertible notes will be issued under an indenture between us and First Union National Bank. The following description highlights the general terms and provisions of the convertible notes. The summary is not complete. When convertible notes are offered in the future, the applicable prospectus supplement will explain the particular terms of those convertible notes and the extent to which these general provisions may not apply.

The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in this description have the meanings specified in the indenture.

GENERAL

A prospectus supplement and the convertible note certificate issued to you will include specific terms relating to the transaction. These terms may include some or all of the following:

    -   the principal amount of the convertible notes being offered;

    - the dates on which the principal and premium, if any, of the convertible notes will be payable;

    - the interest rate (or method of determining the rate) which the convertible notes will bear and the interest payment dates for the convertible notes;

    - the place where we will pay (or the method of payment of) principal, premium and interest on the convertible notes;

    -   any optional or mandatory redemption periods and prices;

    - any rights of the holders of the convertible notes to convert or exchange the convertible notes into or for other securities or property and the terms and conditions of the conversion or exchange;

    - the denominations in which we will issue the convertible notes, if other than $1,000 and any integral multiple thereof;

    - any trustees, authenticating or paying agents, transfer agents or registrars with respect to the convertible notes;

    - any change or addition to the covenants, definitions or to the provisions relating to our consolidation, merger, sale or conveyance of assets; and

    -   any other terms of the convertible notes.

The indenture does not limit the amount of convertible notes that may be issued. The indenture allows convertible notes to be issued up to the principal amount that may be authorized by us from time to time.

We may issue convertible notes at a discount below their stated principal amount. Even if we do not issue the convertible notes below their stated principal amount, for United States federal income tax purposes the convertible notes may be deemed to have been issued with a discount because of certain interest payment characteristics. We describe under "Certain Federal Income Tax Considerations" and, to the extent not described in this prospectus, will describe in a prospectus supplement, the United States federal income tax considerations applicable to convertible notes issued at a discount or deemed to be issued at a discount.

FORM AND DENOMINATION

Convertible notes will be issued only in fully registered form in the name of the holder, without interest coupons, in minimum denominations of $1,000 and integral multiples in excess thereof.

PAYMENT AND CONVERSION

The principal of the convertible notes will be payable in U.S. dollars, against surrender thereof at the office or agency of the trustee specified in the applicable prospectus supplement, in U.S. currency by dollar check or by transfer to a dollar account (such a transfer to be made only to a holder of an aggregate principal amount of convertible notes of at least $100,000 and only if such holder shall have furnished wire instructions to the trustee in writing no later than 15 days prior to the relevant payment date) maintained by the holder with a bank in the United States. Payment of interest on a convertible note may be made by dollar check mailed to the address of the person entitled thereto as such address shall appear in the security register, or, upon written application by the holder to the security registrar setting forth instructions not later than the relevant record date, by transfer to a dollar account (such a transfer to be made only to a holder of an aggregate principal amount of convertible notes of at least $100,000 and only if such holder shall have furnished wire instructions in writing to the trustee no later than 15 days prior to the relevant payment date) maintained by the holder with a bank in the United States.

Any payment on a convertible note due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date, and no interest shall accrue on such payment for the period from and after such date. "Business Day," when used with respect to any place of payment, place of conversion or any other place, as the case may be, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in such place of payment, place of conversion or other place, as the case may be, are authorized or obligated by law or executive order to close.

Convertible notes may be surrendered for conversion at the corporate trust office of the trustee specified in the applicable prospectus supplement, or at any other office or agency we maintain for such purpose.

CONVERSION RIGHTS

The holder of any convertible note will have the right, at the holder's option, to convert any portion of the principal amount of a convertible note that is an integral multiple of $1,000 into shares of our common stock, unless previously redeemed or repurchased, at a conversion rate equal to the number of shares per $1,000 principal amount of convertible notes specified in the applicable prospectus supplement (the "Conversion Rate"), subject to adjustment as described below. The right to convert a convertible note called for redemption or delivered for repurchase will terminate at the close of business on the redemption date or repurchase date for such convertible note, unless we default in making the payment due upon redemption or repurchase, as the case may be.

The right of conversion attaching to any convertible note may be exercised by the holder by delivering the convertible note at our office or agency specified in the applicable prospectus supplement or at any other office or agency we maintain for such purpose and at the office or agency of any additional conversion agent appointed by us, accompanied by a duly signed and completed notice of conversion.

The trustee or any conversion agent will provide you with a copy of the notice of conversion. The conversion date will be the date on which the convertible note and the duly signed and completed notice of conversion are so delivered. As promptly as practicable on or after the conversion date, we will issue and deliver to the trustee a certificate or certificates for the number of full shares of common stock issuable upon conversion, together with payment in lieu of any fraction of a share or, at our option, rounded up to the next whole number of shares. The trustee will send such certificate to the Conversion Agent for delivery to the holder. Such shares of common stock issuable upon conversion of the convertible notes, in accordance with the provisions of the indenture, will be fully paid and nonassessable and will also rank pari passu with the other shares of common stock outstanding from time to time.

Holders that surrender convertible notes for conversion on a date that is not an interest payment date are not entitled to receive any interest for the period from the next preceding interest payment date to the date of conversion, except as described below. However, holders of convertible notes on a regular record date, including convertible notes surrendered for conversion after the regular record date, will receive the interest payable on such convertible notes on the next succeeding interest payment date. Accordingly, any convertible note surrendered for conversion during the period from the close of business on a regular record date to the opening of business on the next succeeding interest payment date must be accompanied by payment of an amount equal to the interest payable on such interest payment date on the principal amount of convertible notes being surrendered for conversion; provided, however, that no such payment will be required upon the conversion of any convertible note (or portion thereof) that has been called for redemption or that is eligible to be delivered for repurchase if, as a result, the right to convert such convertible note would terminate during the period between such regular record date and the close of business on the next succeeding interest payment date.

No other payment or adjustment for interest, or for any dividends in respect of common stock, will be made upon conversion. Holders of common stock issued upon conversion will not be entitled to receive any dividends payable to holders of common stock as of any record date before the close of business on the conversion date. No fractional shares will be issued upon conversion but, in lieu thereof, we will calculate an appropriate amount to be paid in cash on the basis set forth in the indenture or, at our option, round up to the next whole number of shares.

A holder delivering a convertible note for conversion will not be required to pay any securities transfer taxes or duties in respect of the issue or delivery of our common stock on conversion. However, we will not pay any securities transfer tax or duty that may be payable as a result of the issuance of our common stock in a name other than that of the holder of the convertible note. Certificates representing shares of common stock will not be issued or delivered unless the person requesting such issue has paid to us the amount of any such securities transfer tax or duty or has established to our satisfaction that such securities transfer tax or duty has been paid.

The Conversion Rate is subject to adjustment in certain events, including:

         (a) dividends (and other distributions) payable in our common stock on shares of our capital stock;

         (b) the issuance to all holders of our common stock of certain rights, options or warrants entitling them to subscribe for or purchase common stock at less than the then current market price (determined as provided in the indenture) of common stock as of the record date for holders entitled to receive such rights, options or warrants;

         (c) subdivisions, combinations and reclassifications of our common stock; and

         (d) distributions to all holders of our common stock of evidences of our debt, shares of capital stock or other property (including securities, but excluding those dividends, rights, options, warrants and distributions referred to in clauses (a) and (b) above, dividends and distributions paid exclusively in cash and distributions upon mergers or consolidations to which the next succeeding paragraph applies).

We reserve the right to make such increases in the conversion rate in addition to those required in the foregoing provisions as we consider to be advisable in order that any event treated for income tax purposes as a dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock will not be taxable to the recipients. No adjustment of the conversion rate will be required to be made until the cumulative adjustments amount to 1.0% or more of the conversion rate. We shall compute any adjustments to the conversion price and will give notice to the holders of any such adjustments.

In case we consolidate or merge with or into another Person or another Person merges into us (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of the common stock), or in the case of any conveyance, sale, transfer or lease of all or substantially all of our properties and assets, each convertible note then outstanding will, without the consent of the holder of any convertible note, become convertible only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, conveyance, lease or other transfer by a holder of the number of shares of common stock into which such convertible note was convertible immediately prior thereto (assuming such holder of common stock failed to exercise any rights of election and that such convertible note was then convertible).

If at any time we make a distribution of property to our shareholders that would be taxable to such shareholders as a dividend for federal income tax purposes (e.g., distributions of evidences of our debt or assets, but generally not stock dividends on common stock or rights to subscribe for common stock) and, pursuant to the anti-dilution provisions of the indenture, the number of shares into which convertible notes are convertible is increased, such increase may be deemed for federal income tax purposes to be the payment of a taxable dividend to holders of convertible notes. See "Certain Federal Income Tax Considerations."

SUBORDINATION

The payment of the principal of, premium, if any, and interest on the convertible notes (including amounts payable on any redemption or repurchase) will be subordinated in right of payment to the extent set forth in the indenture to the prior full and final payment of all of our Senior Debt.

"Senior Debt" means all our debt, whenever incurred, which is outstanding at any time, except (a) debt which by its terms is not senior to the convertible notes,
(b) debt held by us or our affiliates, and (c) debt specified in the applicable prospectus supplement. As used in this definition, "debt" includes:

         (a) our debt for money borrowed or evidenced by bonds, convertible notes or similar instruments;

         (b)      our liability under any letter of credit or performance bond;

         (c)      our obligations under capitalized lease obligations;

         (d) liabilities of others of the kinds described in the preceding clauses (a) through (c) that we have guaranteed or is otherwise our legal liability;

         (e) obligations of the type described in the preceding clauses (a) through (d) secured by a lien on our assets; and

         (f) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any debt or obligation described in the preceding clauses (a) through (e) whether or not there is any notice to or consent of the holders of convertible notes.

In addition, the Trustee's right to compensation, reimbursement of expenses and indemnification under the Indenture are not subordinated to the convertible notes.

We cannot pay any principal or interest on the convertible notes, or redeem or repurchase any convertible notes, (a) after any Senior Debt becomes due and payable, unless and until all such Senior Debt is paid in full, or (b) after a payment default on any Senior Debt, unless and until the payment default has been cured, waived or otherwise ceases to exist.

If we make any distributions to our creditors upon our dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due on all Senior Debt must be paid in full before the holders of the convertible notes are entitled to receive any payment. Therefore, in the event of our insolvency, our creditors who are holders of Senior Debt may recover more, ratably, than the holders of the convertible notes, and such subordination may reduce or eliminate payments to the holders of the convertible notes. As of June 30, 1999, the Company had approximately $31.5 million of Senior Debt, excluding trade payables, outstanding.

In addition, the convertible notes will be effectively subordinated to all debt and other liabilities (including trade payables and lease obligations) of our subsidiaries. The indenture does not limit our ability or the ability of any of our subsidiaries to incur debt, including Senior Debt.

CONSOLIDATION, MERGER OR SALE OF ASSETS

The indenture generally permits a consolidation or merger between us and another corporation or other entity. It also permits the sale or lease by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation or other entity shall assume all of our responsibilities and liabilities under the indenture including the payment of all amounts due on the convertible notes and performance of the covenants in the indenture.

We are only permitted to consolidate or merge with or into any other entity or sell all or substantially all of our assets according to the terms and conditions of the indenture. The remaining or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor entity may exercise our rights and powers under the indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor entity. If we consolidate or merge with or into any other entity or sell all or substantially all of our assets, we shall be released from all our liabilities and obligations under the indenture and under the convertible notes.

MODIFICATION OF INDENTURE

We may modify the indenture, without prior notice to or consent of any holders, for any of the following purposes:

    - to evidence the succession of another person to our rights and the assumption by the successor of our covenants and obligations in the indenture and the convertible notes;

    - to add to the covenants for the benefit of the holders of the convertible notes or to surrender any right or power conferred upon us in the indenture;

    -   to add any additional events of default;

    - to facilitate the issuance of convertible notes in certificated or bearer form;

    - to add to, change or eliminate any provision of the indenture, so long as any such addition, change or elimination will (a) neither apply to any debt security of any series created prior to the modification which is entitled to the benefit of the provision nor modify the rights of the holders of any such debt security with respect to the provision or (b) become effective only when there are no debt securities outstanding;

    -   to secure the convertible notes;

    - to establish the forms or terms of any series of convertible notes prior to their issuance;

    - to evidence and provide for a successor or other trustee with respect to the convertible notes of one or more series and to add to or change any provision of the indenture to provide for or facilitate the administration of the indenture by more than one trustee;

    - to comply with the provisions of the indenture relating to consolidations, mergers and sales of assets; or

    - to cure any ambiguity, defect or inconsistency or to make any change that does adversely affect the rights of any holders in any material respect.

We may modify and amend the indenture with the written consent of at least a majority in principal amount of the outstanding convertible notes of each series affected by the modifications or amendments; provided, however, that such modifications may not, without the consent of the holder of each outstanding debt security of each series affected thereby:

    - change the stated maturity, reduce the principal amount or the interest rate, change the currency in which the principal or interest is payable, impair a holder's right to initiate suit for the payment of the convertible note at maturity, or modify the subordination provisions in a manner adverse to the holders of convertible notes; or

    - reduce the minimum percentage of convertible notes required to approve any modification to the indenture or to waive compliance with provisions of the indenture or any defaults under the indenture.

EVENTS OF DEFAULT

"Event of Default", with respect to any series of convertible notes, means any of the following:

    -   failure to pay interest on any debt security of that series for 30 days;

    - failure to pay the principal or any premium on any debt security of that series when due;

    - failure to perform any covenant with respect to that series in the indenture that continues for 90 days after being given written notice by holders of at least 10% of the affected series;

    - default under our other debt instruments which results in the acceleration of the maturity of those other debt instruments;

    - certain events in bankruptcy, insolvency or reorganization of OrthAlliance or a significant subsidiary that has guaranteed the payment of such series of convertible notes; or

    - any other event of default included in the indenture or any supplemental indenture.

An event of default for a particular series of convertible notes does not necessarily constitute an event of default for any other series of convertible notes issued under the indenture.

If an event of default relating to certain events in bankruptcy, insolvency or reorganization of OrthAlliance occurs and continues, the entire principal of all the convertible notes of all series will be due and payable immediately. If any other event of default for any series of convertible notes occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the convertible notes of the series may declare the entire principal of all the convertible notes of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the convertible notes of that series can void the declaration. The trustee may withhold notice to the holders of convertible notes of any default (except in the payment of principal or interest or in the making of any sinking fund payment) if it considers such withholding of notice to be in the interests of the holders.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnity. If they provide this indemnification, the holders of a majority in principal amount of any series of convertible notes may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of convertible notes.

No holder of any debt security can institute any action or proceeding with respect to the indenture unless the holder gives written notice of an event of default to the trustee, the holders of at least 25% in aggregate principal amount of the outstanding convertible notes of the applicable series shall have requested the trustee to institute the action or proceeding and has appropriately indemnified the trustee, and the trustee has failed to institute the action or proceeding within a specified time period.

THE TRUSTEE

We maintain banking and other commercial relationships with the trustee and its affiliates. In addition, the trustee may own convertible notes and serve as trustee under our other indentures.

GOVERNING LAW

The indenture and the convertible notes will be governed by and construed in accordance with the laws of the State of New York.



                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax consequences, as of the date hereof, relating to the receipt, ownership and disposition of the convertible notes and of the common stock into which the convertible notes may be converted, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial authority, and current administrative rulings and pronouncements of the Internal Revenue Service (the "Service"), all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Service with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the Service will agree with such statements and conclusions. Significantly, the proposed budget for the U.S. Government for fiscal year 2000 contains numerous proposals that, if enacted, would substantially alter the description of certain of the tax considerations contained herein.

This summary deals only with holders who are United States persons within the meaning of the Code that will hold the convertible notes and the common stock into which the convertible notes may be converted as "capital assets" (within the meaning of Section 1221 of the Code) ("Holders"), and does not address all tax aspects that may be relevant to particular holders of the convertible notes and the common stock into which the convertible notes may be converted in light of their personal investment or tax circumstances, or to certain types of holders subject to special treatment under the U.S. federal income tax laws (including, individual retirement accounts and other tax-deferred accounts, insurance companies, financial institutions, broker-dealers, tax-exempt organizations, holders holding the convertible notes as part of a hedge, straddle or conversion transaction, holders whose functional currency is not the U.S. dollar, or holders who are not Holders). This summary discusses the tax considerations applicable to an initial Holder of the convertible notes who receives the convertible notes in an affiliation transaction and does not discuss the tax considerations applicable to subsequent purchasers of the convertible notes. Moreover, the effect of any applicable state, local or foreign tax law is not discussed.

THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. THE TAX TREATMENT MAY VARY DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. POTENTIAL RECIPIENTS OF CONVERTIBLE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

GAIN OR LOSS UPON AN AFFILIATION TRANSACTION AND THE INSTALLMENT METHOD

Except as otherwise described below for Holders eligible to use the installment method, and assuming that the affiliation transaction does not qualify as a tax-free reorganization under the Code (because, for example, no or insufficient stock is issued as consideration in the affiliation transaction), a Holder generally will recognize gain or loss in the affiliation transaction in an amount equal to the difference between (i) the amount of cash, the fair market value of any property and the imputed principal amount of the convertible note received in the affiliation transaction, and (ii) the Holder's tax basis in the property he transfers in the affiliation transaction. The character of the gain or loss will be determined by reference to the property transferred by the Holder in the affiliation transaction.

Under certain circumstances, a Holder may be eligible to report some or all of the gain realized in the affiliation transaction in which he receives the convertible note under the installment method. Under the installment method, a Holder will generally report a proportionate amount of the total gain realized in the affiliation transaction each time the Holder receives a payment of a portion of the affiliation transaction consideration, including any payment received in the year the affiliation transaction is consummated, and any principal payments on the convertible note. The character of the gain recognized will generally be the same character as that realized at the time of the affiliation transaction. If eligible, the installment method applies automatically unless a Holder properly elects not to report gain on the installment method.

THE ABILITY OF A HOLDER TO USE THE INSTALLMENT METHOD WILL BE DETERMINED BY MANY FACTORS, SUCH AS THE FORM OF THE AFFILIATION TRANSACTION, THE SPECIFIC FEATURES OF THE CONVERTIBLE NOTE, THE STATUS OF THE HOLDER AND THE SPECIFIC ASSETS THAT ARE EXCHANGED FOR THE CONVERTIBLE NOTE. EACH HOLDER SHOULD CONSULT HIS TAX ADVISOR TO DETERMINE WHETHER HE MAY USE THE INSTALLMENT METHOD.

In the event that a Holder is reporting gain relating to his convertible note on the installment method, such Holder may be subject to accelerated taxation if he uses the convertible note as security for debt (the "Anti-Pledging Rules"), and may have to pay interest charges to the federal government on some or all of the Holder's deferred gain realized from the affiliation transaction (the "Interest Charge Rules"). If, in the affiliation transaction, assets are transferred for a "sales price" of more than $150,000, the Anti-Pledging Rules generally will apply. Under the Anti-Pledging Rules, if any debt is directly secured under the terms of the debt or any underlying arrangements by any interest in the convertible note, the net proceeds of the secured debt are treated as deemed principal payments on the convertible note and the Holder must recognize gain in proportion to the deemed principal payment, up to the amount of unrecognized gain realized in the affiliation transaction. In such an event, subsequent principal payments on the convertible note will not trigger further gain recognition until the principal payments exceed the gain recognized under the Anti-Pledging Rules.

If the affiliation transaction exceeds the $150,000 threshold, the Interest Charge Rules generally will apply to the extent the Holder holds installment obligations (the convertible notes and any other obligations with respect to which the Holder uses the installment method to report gain and that meet the $150,000 threshold), the face amount of which exceeds $5,000,000. For example, a Holder who holds a $7,000,000 convertible note and no other installment obligations will need to pay an interest charge to the federal government at the federal underpayment interest rate on the deferred taxes attributable to $2,000,000 (the excess of $7,000,000 over the $5,000,000 threshold) of the $7,000,000 convertible note. The $5,000,000 threshold is generally applied on a Holder by Holder basis, but in the case of a Holder that is a pass-through entity for federal income tax purposes, the $5,000,000 threshold is applied, and the interest charge calculations are made, separately for each owner of the pass-through entity.

PAYMENT OF INTEREST

Interest on a convertible note generally will be includable in the income of a Holder as ordinary income at the time such interest is received or accrued, in accordance with such Holder's method of accounting for U.S. federal income tax purposes.

It is anticipated that the stated interest rate on a convertible note may be less than the applicable federal rate. The applicable federal rate is based on the yield to maturity of outstanding U.S. obligations of similar maturity, and is published monthly by the Service. If the interest rate on a convertible note is below the applicable federal rate, then two important consequences will generally follow under federal income tax rules. First, the imputed interest rules will generally recharacterize a portion of the purported principal amount of the convertible note as interest in an amount sufficient to result in a lower, imputed principal amount of debt bearing interest at the applicable federal rate. Second, an amount equal to the imputed interest will be treated as original issue discount ("OID"), and such OID, together with any other OID associated with the convertible note, must be recognized as interest income by a Holder under a constant yield method over the term of the convertible note, regardless of the Holder's regular method of accounting, and regardless of the actual receipt of cash with respect to the period to which such interest income relates. As a result, Holders subject to these rules will include interest in gross income in advance of the receipt of cash.

CONSTRUCTIVE DISTRIBUTIONS

The conversion price of the convertible notes may change under certain circumstances. Section 305 of the Code and applicable Treasury Regulations provide that under certain circumstances, adjustments in the conversion price of convertible securities (including the failure to adjust the conversion rate) may be treated as a constructive distribution of stock taxable as a dividend (to the extent of OrthAlliance's current or accumulated earnings and profits) if, as a result of such adjustment, the proportionate interest of the holder of such convertible security in the assets or earnings and profits of the issuer is increased. Adjustments in the conversion price (or the failure to make such adjustments) of the convertible notes may result in constructive distributions to Holders if, and to the extent that, the adjustment in the conversion price increases any such Holder's proportionate interest in the assets or earnings and profits of OrthAlliance. Any such constructive distribution will be taxed as ordinary income (subject to a possible dividends-received deduction for corporate holders as described below under "--Distributions on Common Stock after Conversion) to the extent of our current or accumulated earnings and profits.

SALE, EXCHANGE OR REDEMPTION OF THE CONVERTIBLE NOTES

In the event that a Holder is reporting gain relating to his convertible note on the installment method and the convertible note is disposed of, the Holder will generally be required to recognize gain or loss upon such disposition to the extent of the difference between the Holder's basis in the convertible note and either (i) the amount realized (except to the extent such amount is attributable to accrued interest income not previously included in income, which is taxable as ordinary income) in the event that the convertible note is satisfied for an amount other than its face value or is sold, exchanged, or converted into common stock, or (ii) the fair market value of the convertible note at the time of disposition in the event that the convertible note is disposed of otherwise than by way of sale, exchange, or conversion into common stock. For purposes of this calculation, the Holder's basis in the convertible note is the excess of the face value of the convertible note over the amount of income the Holder would recognize if the convertible note were satisfied in full. The character of such gain or loss generally will be the same character as that realized at the time of the affiliation transaction.

In the event that a Holder is not reporting gain relating to the convertible note on the installment method, upon the sale, exchange or redemption of a convertible note (other than the conversion of a convertible note into common stock), a Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any other property received on the sale, exchange or redemption (except to the extent such amount is attributable to accrued interest income not previously included in income, which is taxable as ordinary income) and (ii) such Holder's adjusted tax basis in the convertible note. In such a circumstance, a Holder's adjusted tax basis in a convertible note generally will equal the amount of the "issue price" of the convertible note (generally, here, the imputed principal amount of the convertible note) at the time of the affiliation transaction increased by any accruals of OID and decreased by any payments on the convertible note other than payments of "qualified" stated interest. Generally, such gain or loss will be long-term capital gain or loss if the Holder's holding period in the convertible note is more than one year at the time of sale, exchange or redemption.

DEDUCTIBILITY OF INTEREST BY ORTHALLIANCE

OrthAlliance generally plans to structure the convertible notes so that the interest paid or accrued on the convertible notes will be deductible by OrthAlliance for U.S. federal income tax purposes in accordance with its normal method of accounting or under the OID rules, if applicable. There are Code provisions that can potentially apply to disallow interest deductions attributable to the convertible notes. For example, Section 279 of the Code generally disallows interest deductions on certain convertible "corporate acquisition indebtedness." Additionally, Section 163(l) of the Code generally disallows interest deductions on "disqualified debt instruments," which generally are certain debt instruments that are payable in the equity of the issuer of the debt instrument. OrthAlliance generally expects that the convertible notes will be structured so that deductions for interest paid or accrued on the convertible notes will not be disallowed under either of such provisions.

CONVERSION OF THE CONVERTIBLE NOTES

Upon conversion of a convertible note into common stock, a Holder who has been reporting gain relating to the convertible note on the installment method will recognize gain or loss as described above under "--Sale, Exchange or Redemption of the Convertible Notes." In such an event, the Holder will have a tax basis in the common stock received equal to the fair market value of the common stock at the time of the conversion. The Holder's holding period with respect to such common stock will begin on the day following the date of conversion.

In the event that a Holder is not reporting gain relating to the convertible notes on the installment method, such Holder generally will not recognize any income, gain or loss upon conversion of a convertible note into common stock except to the extent of cash, if any, received in lieu of a fractional share of common stock and for shares of common stock that are attributable to accrued interest not previously included in income. A Holder's tax basis in the common stock received on conversion of a convertible note will be the same as such Holder's adjusted tax basis in the convertible note at the time of conversion (reduced by any basis allocable to a fractional share interest for which cash is received), and the holding period for the common stock received on conversion will generally include the holding period of the convertible note converted. However, a Holder's tax basis in shares of common stock considered attributable to any accrued interest generally will equal the amount of such accrued interest included in income, and the holding period for such shares will begin on the day following the date of conversion. Cash received in lieu of a fractional share of common stock upon conversion will be treated as a payment in exchange for the fractional share. Accordingly, cash received in lieu of a fractional share of common stock generally will result in capital gain or loss (measured by the difference between the cash received for the fractional share and the holder's adjusted tax basis in the fractional share).

DISTRIBUTIONS ON COMMON STOCK AFTER CONVERSION

Once a Holder has converted a convertible note into shares of common stock, the gross amount of a distribution with respect to such common stock will be treated as a dividend taxable as ordinary income on the date of receipt, to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Distributions in excess of such current or accumulated earnings and profits will first constitute a non-taxable return of capital to the extent of a Holder's adjusted tax basis in the common stock and then will be treated as a capital gain realized on the disposition of the common stock. The portion of any distribution treated as a non-taxable return of capital will reduce such Holder's tax basis in such common stock.

Subject to numerous limitations, to the extent distributions made by OrthAlliance are treated as dividends, a Holder that is taxed as a domestic corporation and that meets the applicable holding period and taxable income requirements of the Code may be entitled to a deduction under Section 243 of the Code in an amount generally equal to 70% of such dividend (the "Dividends-Received-Deduction"). With respect to common stock considered to be "portfolio stock," as defined in Section 246A of the Code, the Dividends-Received-Deduction will be reduced to the extent that the common stock constitutes "debt financed portfolio stock." In addition, under certain circumstances, the receipt of a dividend on the common stock determined to be an "extraordinary dividend" may cause the Holder's tax basis in the common stock to be reduced by the "untaxed portion" of the dividend and could result in gain recognition pursuant to Section 1059 of the Code.

SALE OF COMMON STOCK

Upon the sale or exchange of common stock, a Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any other property received upon the sale or exchange and (ii) such Holder's adjusted tax basis in the common stock. Generally, such gain or loss will be long-term capital gain or loss if the Holder's holding period in the common stock is more than one year at the time of the sale or exchange of the common stock. A Holder's basis and holding period in common stock received upon conversion of a convertible note are determined as discussed above under "--Conversion of the Convertible Notes."

INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

In general, information reporting requirements will apply to payments to certain non-corporate Holders of (i) principal and interest on a convertible note, (ii) dividends on common stock, (iii) proceeds of the sale of a convertible note and
(iv) proceeds of the sale of common stock. In addition, a 31% backup withholding tax may apply to such payments if the Holder (i) fails to furnish or certify his correct taxpayer identification number to the payor in the manner required, or
(ii) does not otherwise establish his entitlement to an exemption. Any amounts withheld under the backup withholding rules from a payment to a Holder will be allowed as a credit against such Holder's U.S. federal income tax and may entitle the Holder to a refund, provided that the required information is furnished to the Service.


                        DESCRIPTION OF OUR CAPITAL STOCK

At June 30, 1999, our authorized capital stock consisted of:

    - 70,000,000 shares of Class A common stock, par value $.001 per share, of which 13,197,961 shares were outstanding. Throughout this Prospectus, we refer to the Class A common stock simply as "common stock."

    - 250,000 shares of Class B common stock, par value $.001 per share, of which 249,292 shares were outstanding.

    - 20,000,000 shares of preferred stock, par value $.001 per share, of which no shares were outstanding; and

COMMON STOCK

Holders of our common stock and Class B common stock have identical rights, powers and limitations, except as described below.

Voting Rights. Holders of common stock and Class B Common Stock may attend all special and annual meetings of our stockholders and, share-for-share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings, may cast one vote for each outstanding share of common stock or Class B common stock so held upon any matter properly considered and acted upon by the stockholders, voting together as a single class, except as otherwise required by law.

Liquidation Rights. If we dissolve, liquidate or wind up, holders of our common stock and holders of any class or series of our stock entitled to participate in the distribution of our assets (including the Class B common stock), shall be entitled to participate in the distribution of our assets, if any, remaining after we have paid our debts and liabilities and after we have paid to the holders of any class of stock having preference over the common stock and the Class B common stock the full preferential amounts, if any, to which they are entitled.

Dividends. We may pay dividends on the common stock and the Class B common stock and on any other class or series of stock entitled to participate as to dividends, but only when and as declared by the Board of Directors. Holders of common stock and Class B common stock will participate as one class with respect to any dividends declared and paid on the common stock.

Other Rights. Holders of our common stock do not have any preemptive or other subscription or conversion rights. Shares of our Class B common stock are subject to the conversion provisions described below, and are not transferable, except to a holder's spouse, parents, siblings, lineal descendants, a trust for the benefit of any such persons or as determined by will or the laws of descent.

Conversion Rights of Class B Common Stock. Each share of Class B common stock shall automatically convert into common stock (i) at the ratio of eight shares of common stock for each share of Class B common stock upon the attainment of the Conversion Prices set forth below or (ii) if not converted pursuant to subparagraph (i), on a one-for-one basis on August 21, 2003.

The shares of Class B common stock convertible pursuant to subparagraph (i) above will convert in five increments of up to 50,000 shares of Class B common stock (20% of the total number of shares of Class B common stock issued) upon the attainment of each of the following five specified Conversion Prices:
$18.00, $21.60, $25.92, $31.10 and $37.32. Upon each such conversion, each holder of Class B common stock will be deemed to have converted a pro rata share of such Class B common stock then outstanding. In the event that there are any shares of Class B common stock outstanding on August 21, 2003, all such shares shall automatically convert into an equal number of shares of common stock. The holders of the Class B common stock may convert each share of Class B common stock into one share of common stock at any time prior to August 21, 2003.

PREFERRED STOCK

Our board of directors can, without approval of stockholders, issue one or more series of serial preferred stock. Our board can also determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any series of preferred stock, the number of shares constituting each series and the terms and conditions of issue.

CERTAIN OTHER PROVISIONS OF OUR CERTIFICATE OF INCORPORATION, BYLAWS AND DELAWARE LAW

Certain provisions of our Certificate of Incorporation and our Bylaws and Delaware law could discourage, delay or prevent a third party from acquiring us. These provisions are intended to enhance the continuity and stability of our Board of Directors and the policies formulated by our Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change in control of the Company. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, these provisions may discourage third parties from making tender offers for our shares. As a result, the market price of our common stock may not benefit from any premium that might occur in anticipation of a potential or actual change in control. These provisions also may prevent changes in our management.

Section 203 of Delaware Law. As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the General Corporation Law of the State of Delaware. Section 203 restricts certain business combinations between us and an "interested stockholder" (in general, a stockholder owning 15% or more of our outstanding voting stock) or that stockholder's affiliates or associates for a period of three years following the date on which the stockholder becomes an "interested stockholder." The restrictions do not apply if:

    - prior to an interested stockholder becoming such, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

    - upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to certain exceptions; or

    - on or after the date an interested stockholder becomes such, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.


Classification of Board of Directors. Our Board of Directors is divided into three classes, designated Class I, Class II and Class III. The terms of Class I, Class II and Class III directors will expire on the respective dates of the 2002, 2000 and 2001 annual meetings of stockholders and in all cases directors elected will serve until their respective successors are elected and qualified. At each annual meeting of stockholders, directors will be elected to succeed those in the class whose terms then expire, with each director so elected to serve for a term expiring at the third succeeding annual meeting of stockholders after such director's election, and until the director's successor is elected and qualified. Thus, directors elected stand for election only once in three years.

Additional Directorships, Vacancies and Removal of Directors. Our Bylaws provide that our Board of Directors shall consist of up to nine members; our Board of Directors currently consists of eight members. Our Board of Directors may create additional directorships and abolish any vacant directorships. Newly-created directorships and vacancies may be filled by the affirmative vote of a majority of directors then in office and any director so elected shall hold office only until the next annual meeting of stockholders, and until their successors shall be elected and qualified. Our directors may be removed only for cause by vote of the holders of a majority of the shares entitled to vote at an election of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws require an advance notice procedure for the nomination, other than by or at the direction of the Board of Directors or the Nominating Committee thereof, of candidates for election as directors (the "Nomination Procedure"), as well as for other stockholder proposals to be considered at annual stockholders' meetings. A stockholder who proposes to nominate a person at a meeting for election as a director generally must notify us not less than 120 nor more than 150 days prior to the anniversary of the date notice of the annual meeting of stockholders was given in the preceding year. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the Nomination Procedure. Similar advance notice must be given of any other proposed business which a stockholder proposes to bring before an annual meeting of stockholders. We require advance notice in order to give our Board of Directors an opportunity to consider the qualifications of the proposed nominees or the merits of other stockholder proposals and, to the extent deemed necessary or desirable by our Board of Directors, to inform stockholders about those matters. Although the advance notice provisions do not give our Board of Directors any power to approve or disapprove of stockholder nominations or proposals for action by the Company, these provisions may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the procedures established by the Bylaws are not followed and discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposals, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and its stockholders.

TRANSFER AGENT AND REGISTRATION

The transfer agent and registrar for our common stock is Norwest Shareowner Services.

                              PLAN OF DISTRIBUTION

With this prospectus and the other prospectuses included in our registration statement, we may issue from time to time up to a total of $65,000,000 worth of our (i) debt securities; (ii) common stock; (iii) preferred stock; and (iv) warrants to purchase debt securities, common stock or preferred stock. We may issue these securities from time to time in the future to owners of orthodontic and pediatric dental practices with which we affiliate.

We will pay all expenses of this offering, and we do not expect to pay any underwriting discounts or commissions. We typically, however, compensate our development representatives (both employees and independent contractors) for new affiliations in their territories. Any person receiving this compensation may be deemed to be an underwriter within the meaning of federal and state securities laws.

Unless otherwise specified in the applicable prospectus supplement, the convertible notes offered by this prospectus will not be listed on any exchange or quoted on the Nasdaq National Market System, and we will not make a market in the convertible notes or take action to facilitate the secondary trading of the convertible notes.


                          VALIDITY OF CONVERTIBLE NOTES

The validity of the convertible notes offered by this prospectus, and the common stock issuable upon conversion of the convertible notes, will be passed upon for us by Munger, Tolles & Olson LLP, Los Angeles, California, or another counsel named in the prospectus supplement.


                                     EXPERTS

The financial statements included in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

Information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

                   SUBJECT TO COMPLETION, DATED JULY 30, 1999
                               ORTHALLIANCE, INC.
                                Up to $65,000,000
                                 DEBT SECURITIES
                                 PREFERRED STOCK
                                       AND
                                    WARRANTS

We plan to offer and issue from time to time our debt securities, preferred stock and warrants to purchase our debt securities, preferred stock and common stock, having an aggregate offering price of up to $65,000,000 to owners of orthodontic and pediatric dental practices with which we affiliate. The specific terms upon which we will issue these securities will be determined by negotiation with the owners of the practices with which we affiliate, and will be included in a prospectus supplement to this prospectus.

We will pay all expenses of this offering. We will not pay underwriting discounts or commissions in connection with issuing the securities in affiliation transactions, although we typically compensate our development representatives (both employees and independent contractors) for new affiliations in their territories. These persons may be deemed underwriters within the meaning of the Securities Act of 1933.

                           ---------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

                The date of this prospectus is ____________, 1999

                                TABLE OF CONTENTS


                                                                             PAGE
                                                                             ----
About This Prospectus.......................................................
Where You Can Find More Information.........................................
OrthAlliance................................................................
Ratios of Earnings to Fixed Charges.........................................
Transaction Terms...........................................................
Description of Debt Securities..............................................
Description of Our Capital Stock............................................
Description of Warrants.....................................................
Plan of Distribution........................................................
Validity of Securities......................................................
Experts.....................................................................


                              ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may from time to time offer and issue any combination of the securities described in this prospectus and the other prospectuses included as part of our registration statement in one or more offerings up to a total dollar amount of $65,000,000. This prospectus provides you with a general description of the securities we may offer and issue. From time to time we may add, update or change information contained in this prospectus by filing periodic reports with the SEC or by filing a prospectus supplement with the SEC. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

You should rely only on the information contained in this prospectus, any prospectus supplement or any document that we have referred you to. We have not authorized anyone to provide you with different information. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.


                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W. Washington, DC 20006.

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

    - Annual Report on Form 10-K for the year ended December 31, 1998, filed March 31, 1999; and

    - Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, filed May 17, 1999.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning us at the following address:

                               OrthAlliance, Inc.
                      21535 Hawthorne Boulevard, Suite 200
                           Torrance, California 90503
                    Attention: Paul H. Hayase, (310) 792-1300


                                  ORTHALLIANCE

We provide practice management or consulting services to orthodontic and pediatric dental practices throughout the United States. As of June 30, 1999, we had affiliated with 101 orthodontic practices and 17 pediatric dental practices (the "Allied Practitioners") operating 291 offices in 30 states pursuant to long-term management service or consulting agreements. We intend to continue to expand our network of affiliated practices and to target orthodontic and pediatric dental practices that we believe are leading practices in their markets based upon a variety of factors, including size, profitability, historical growth and reputation for high quality care, among local consumers of orthodontic and pediatric dental services and within the orthodontic and pediatric dental services industry.

We provide fee-based management or consulting services to our Allied Practitioners thereby allowing them to concentrate on providing cost effective, quality patient care. We do not practice orthodontics or dentistry, but generally acquire certain operating assets of an orthodontic and pediatric dental practice, employ the employees (except orthodontists and dentists, and where applicable law requires, hygienists, dental assistants and dental technicians), and enter into service or consulting agreements with the practices whereby we provide management or consulting services to the practices, including billing and collections, cash management, purchasing, inventory management, payroll processing, advertising and marketing, financial reporting and analysis, productivity reporting and analysis, training and capital for satellite office development and acquisitions. Where state law allows, and upon request by an Allied Practitioner, we lease equipment or office space to the Allied Practitioners.

Our common stock is traded on The Nasdaq National Market System under the symbol "ORAL." Our executive offices and operating headquarters are located at 21535 Hawthorne Boulevard, Suite 200, Torrance, California 90503, and our telephone number at those offices is (310) 792-1300.


                       RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to fixed charges and earnings to fixed charges for each of the periods indicated are as follows:

                                                             Three Months            Year Ended
                                                            Ended March 31,         December 31,
                                                         -------------------     --------------------
                                                          1998          1999     1996   1997    1998
                                                          ----          ----     ----   ----    ----
Ratio of earnings to fixed charges.......................414.1x        10.7x       0      0     31.5x

--------------------

These ratios are based on continuing operations. "Earnings" is determined by adding:

    -   income before income taxes, and

    -   fixed charges, net of interest capitalized.

"Fixed charges" consist of interest (whether expensed or capitalized) and that portion of rentals considered to be representative of the interest factor.


                                TRANSACTION TERMS


This prospectus, and the other prospectuses filed with this registration statement, together cover up to $65,000,000 of our securities that we may issue from time to time in the future to owners of orthodontic and pediatric dental practices with which we affiliate. We expect that the terms of any affiliation transaction we engage in will be determined through negotiations with the owners of the orthodontic and pediatric dental practices, and that we will prepare and deliver to the owners a prospectus supplement for each issuance of securities that describes those specific terms.

If an affiliation transaction has a material financial effect on us, we will file information about the transaction with the SEC on a current report on Form 8-K, a quarterly report on Form 10-Q or an annual report on Form 10-K.


                         DESCRIPTION OF DEBT SECURITIES

The debt securities will be issued under an indenture between us and a trustee chosen by us. The trustee for each series of debt securities will be identified in the applicable prospectus supplement. The following description highlights the general terms and provisions of the debt securities. The summary is not complete. When debt securities are offered in the future, the applicable prospectus supplement will explain the particular terms of those securities and the extent to which these general provisions may not apply.

The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. Capitalized terms used in this description have the meanings specified in the indenture.

GENERAL

Any debt securities we offer will be our direct, unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will have a junior position to all of our senior debt.

The indenture does not limit the aggregate principal amount of debt securities that can be issued. The debt securities may be issued in one or more series as we may authorize from time to time.

A prospectus supplement and the convertible note certificate issued to you will include specific terms relating to the transaction. These terms may include some or all of the following:

    -   the title of the debt securities;

    -   the principal amount of the series of debt securities being offered;

    - the dates on which the principal and premium, if any, of the debt securities will be payable;

    - the interest rate (or method of determining the rate) which the debt securities will bear and the interest payment dates for the debt securities;

    - the place where we will pay (or the method of payment of) principal, premium and interest on the debt securities;

    -   any optional redemption periods and prices;

    - any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

    - any rights of the holders of the debt securities to convert or exchange the debt securities into or for other securities or property and the terms and conditions of the conversion or exchange;

    - the denominations in which we will issue the debt securities, if other than $1,000 and any integral multiple thereof;

    - the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined by reference to an index or based on a formula;

    - if prior to maturity the actual principal amount of the debt securities payable at maturity is not determinable, the manner in which we will determine the deemed principal amount of the debt securities payable at maturity;

    -   any changes or additions to the defeasance or discharge provisions;

    - the currency in which we will pay principal, premium and interest on the debt securities if other than the United States dollar;

    - if other than the entire principal amount, the portion of the principal amount of the debt securities (a) payable if the maturity of the debt securities is accelerated or (b) provable in bankruptcy;

    - any provisions relating to any security provided for the debt securities;

    -   any change in or addition to the events of default;

    - whether we will issue the debt securities in the form of global securities and the terms and conditions of the global securities;

    - any trustees, authenticating or paying agents, transfer agents or registrars with respect to the debt securities;

    - any change or addition to the covenants, definitions or to the provisions relating to our consolidation, merger, sale or conveyance of assets;

    -   the terms of any guarantee of the debt securities;

    -   any subordination provisions relating to the debt securities;

    - the dates for certain required reports to the trustee relating to debt securities which do not bear interest; and

    -   any other terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued. The indenture allows debt securities to be issued up to the principal amount that may be authorized by us from time to time.

We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in a prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount.

DENOMINATIONS, REGISTRATION, TRANSFER AND PAYMENT

We may issue the debt securities in registered form without coupons, or, if specified in the applicable prospectus supplement, in the form of one or more global securities. Unless specified by us otherwise in the prospectus supplement, registered securities denominated in U.S. dollars will be issued only in denominations of $1,000 or any integral multiple of $1,000.

You may present registered securities for exchange or transfer at the corporate trust office of the trustee or at any other office or agency maintained by us for such purpose, without payment of any service charge except for any tax or governmental charge.

We will pay principal and any premium and interest on registered securities at the corporate trust office of the trustee or at any other office or agency maintained by us for such purpose. We may choose to make any interest payment on a registered security (a) by check mailed to the address of the holder as such address shall appear in the register or (b) if provided in the prospectus supplement, by wire transfer to an account maintained by the holder as specified in the register. We will make interest payments to the person in whose name the debt security is registered at the close of business on the day we specify.

SUBORDINATION

If specified in the applicable prospectus supplement, debt securities will be subordinated to senior debt to the extent set forth below.

"Senior Debt" means all our debt, whenever incurred, which is outstanding at any time, except (a) debt which by its terms is not senior to the convertible notes,
(b) debt held by us or our affiliates, and (c) debt specified in the applicable prospectus supplement. As used in this definition, "debt" includes:

         (a) our debt for money borrowed or evidenced by bonds, convertible notes or similar instruments;

         (b)      our liability under any letter of credit or performance bond;

         (c)      our obligations under capitalized lease obligations;

         (d) liabilities of others of the kinds described in the preceding clauses (a) through (c) that we have guaranteed or is otherwise our legal liability;

         (e) obligations of the type described in the preceding clauses (a) through (d) secured by a lien on our assets; and

         (f) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any debt or obligation described in the preceding clauses (a) through (e) whether or not there is any notice to or consent of the holders of convertible notes.

In addition, the trustee's right to compensation, reimbursement of expenses and indemnification under the indenture are not subordinated to the debt securities.

We cannot pay any principal or interest on the debt securities, or redeem or repurchase any debt securities, (a) after any Senior Debt becomes due and payable, unless and until all such Senior Debt is paid in full, or (b) after a payment default on any Senior Debt, unless and until the payment default has been cured, waived or otherwise ceases to exist.

If we make any distributions to our creditors upon our dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due on all Senior Debt must be paid in full before the holders of the convertible notes are entitled to receive any payment. Therefore, in the event of our insolvency, our creditors who are holders of Senior Debt may recover more, ratably, than the holders of the convertible notes, and such subordination may reduce or eliminate payments to the holders of the convertible notes. As of June 30, 1999, the Company had approximately $31.5 million of Senior Debt, excluding trade payables, outstanding.

In addition, the debt securities will be effectively subordinated to all debt and other liabilities (including trade payables and lease obligations) of our subsidiaries. The indenture does not limit our ability or the ability of any of our subsidiaries to incur debt, including Senior Debt.

CONSOLIDATION, MERGER OR SALE OF ASSETS

The indenture generally permits a consolidation or merger between us and another corporation or other entity. It also permits the sale or lease by us of all or substantially all of our property and assets. If this happens, the remaining or acquiring corporation or other entity shall assume all of our responsibilities and liabilities under the indenture including the payment of all amounts due on the debt securities and performance of the covenants in the indenture.

We are only permitted to consolidate or merge with or into any other entity or sell all or substantially all of our assets according to the terms and conditions of the indenture. The remaining or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor entity may exercise our rights and powers under the indenture, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor entity. If we consolidate or merge with or into any other entity or sell all or substantially all of our assets, we shall be released from all our liabilities and obligations under the indenture and under the debt securities.

MODIFICATION OF INDENTURE

We may modify the indenture, without prior notice to or consent of any holders, for any of the following purposes:

    - to evidence the succession of another person to our rights and the assumption by the successor of our covenants and obligations in the indenture and the debt securities;

    - to add to the covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon us in the indenture;

    -   to add any additional events of default;

    - to facilitate the issuance of debt securities in certificated or bearer form;

    - to add to, change or eliminate any provision of the indenture, so long as any such addition, change or elimination will (a) neither apply to any debt security of any series created prior to the modification which is entitled to the benefit of the provision nor modify the rights of the holders of any such debt security with respect to the provision or (b) become effective only when there are no debt securities outstanding;

    -   to secure the debt securities;

    - to establish the forms or terms of any series of debt securities prior to their issuance;

    - to evidence and provide for a successor or other trustee with respect to the debt securities of one or more series and to add to or change any provision of the indenture to provide for or facilitate the administration of the indenture by more than one trustee;

    - to comply with the provisions of the indenture relating to consolidations, mergers and sales of assets; or

    - to cure any ambiguity, defect or inconsistency or to make any change that does adversely affect the rights of any holders in any material respect.

We may modify and amend the indenture with the written consent of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments; provided, however, that such modifications may not, without the consent of the holder of each outstanding debt security of each series affected thereby:

    - change the stated maturity, reduce the principal amount or the interest rate, change the currency in which the principal or interest is payable, impair a holder's right to initiate suit for the payment of the debt security at maturity, or modify the subordination provisions in a manner adverse to the holders of debt securities; or

    - reduce the minimum percentage of debt securities required to approve any modification to the indenture or to waive compliance with provisions of the indenture or any defaults under the indenture.

EVENTS OF DEFAULT

"Event of Default", with respect to any series of debt securities, means any of the following:

    -   failure to pay interest on any debt security of that series for 30 days;

    - failure to pay the principal or any premium on any debt security of that series when due;

    - failure to perform any covenant with respect to that series in the indenture that continues for 90 days after being given written notice by holders of at least 10% of the affected series;

    - default under our other debt instruments which results in the acceleration of the maturity of those other debt instruments;

    - certain events in bankruptcy, insolvency or reorganization of OrthAlliance or a significant subsidiary that has guaranteed the payment of such series of debt securities; or

    - any other event of default included in the indenture or any supplemental indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

If an event of default relating to certain events in bankruptcy, insolvency or reorganization of OrthAlliance occurs and continues, the entire principal of all the convertible notes of all series will be due and payable immediately. If any other event of default for any series of convertible notes occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal or interest or in the making of any sinking fund payment) if it considers such withholding of notice to be in the interests of the holders.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnity. If they provide this indemnification, the holders of a majority in principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

No holder of any debt security can institute any action or proceeding with respect to the indenture unless the holder gives written notice of an event of default to the trustee, the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series shall have requested the trustee to institute the action or proceeding and has appropriately indemnified the trustee, and the trustee has failed to institute the action or proceeding within a specified time period.

SATISFACTION AND DISCHARGE OF THE INDENTURE; DEFEASANCE

Discharge. With certain exceptions, we will be discharged from our obligations under the indenture with respect to any series of debt securities by either paying the principal of, any premium and interest on all of the outstanding debt securities of such series when due and payable or delivering to the trustee all outstanding debt securities of such series for cancellation.

Legal Defeasance. We may be discharged from our obligations on the debt securities of any series at any time if we deposit with the trustee sufficient cash or government obligations to pay the principal of, any premium and interest on the debt securities of that series to the stated maturity date or a redemption date for the debt securities of that series. If that happens, payment of the debt securities of such series may not be accelerated because of an event specified as an event of default with respect to such debt securities, and the holders of the debt securities of such series will not be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

We may be discharged only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance.

Covenant Defeasance. We may omit to comply with certain restrictive covenants contained in the indenture and any omission to comply with those covenants will not constitute a default or event of default with respect to the debt securities of any series. We may omit to comply with such covenants only if, among other things:

    - we deposit with the trustee sufficient cash or government obligations to pay the principal of, any premium and interest on the debt securities of that series to the stated maturity date or a redemption date for the debt securities of that series; and

    - we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance.

Effect of Discharge and Defeasance. Under federal income tax law as of the date of this prospectus, a discharge may be treated as an exchange of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the trust. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors are urged to consult their own tax advisors as to the tax consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.

THE TRUSTEE

We may appoint a separate trustee for any series of debt securities. We may maintain banking and other commercial relationships with the trustee and its affiliates in the ordinary course of business and the trustee may own debt securities and serve as trustee under our other indentures.

GOVERNING LAW

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.


                        DESCRIPTION OF OUR CAPITAL STOCK

At June 30, 1999, our authorized capital stock consisted of:

    - 70,000,000 shares of Class A common stock, par value $.001 per share, of which 13,197,961 shares were outstanding. Throughout this Prospectus, we refer to the Class A common stock simply as "common stock."

    - 250,000 shares of Class B common stock, par value $.001 per share, of which 249,292 shares were outstanding.

    - 20,000,000 shares of preferred stock, par value $.001 per share, of which no shares were outstanding; and

COMMON STOCK

Holders of our common stock and Class B common stock have identical rights, powers and limitations, except as described below.

Voting Rights. Holders of common stock and Class B Common Stock may attend all special and annual meetings of our stockholders and, share-for-share and without regard to class, together with the holders of all other classes of stock entitled to attend such meetings, may cast one vote for each outstanding share of common stock or Class B common stock so held upon any matter properly considered and acted upon by the stockholders, voting together as a single class, except as otherwise required by law.

Liquidation Rights. If we dissolve, liquidate or wind up, holders of our common stock and holders of any class or series of our stock entitled to participate in the distribution of our assets (including the Class B common stock), shall be entitled to participate in the distribution of our assets, if any, remaining after we have paid our debts and liabilities and after we have paid to the holders of any class of stock having preference over the common stock and the Class B common stock the full preferential amounts, if any, to which they are entitled.

Dividends. We may pay dividends on the common stock and the Class B common stock and on any other class or series of stock entitled to participate as to dividends, but only when and as declared by the Board of Directors. Holders of common stock and Class B common stock will participate as one class with respect to any dividends declared and paid on the common stock.

Other Rights. Holders of our common stock do not have any preemptive or other subscription or conversion rights. Shares of our Class B common stock are subject to the conversion provisions described below, and are not transferable, except to a holder's spouse, parents, siblings, lineal descendants, a trust for the benefit of any such persons or as determined by will or the laws of descent.

Conversion Rights of Class B Common Stock. Each share of Class B common stock shall automatically convert into common stock (i) at the ratio of eight shares of common stock for each share of Class B common stock upon the attainment of the Conversion Prices set forth below or (ii) if not converted pursuant to subparagraph (i), on a one-for-one basis on August 21, 2003.

The shares of Class B common stock convertible pursuant to subparagraph (i) above will convert in five increments of up to 50,000 shares of Class B common stock (20% of the total number of shares of Class B common stock issued) upon the attainment of each of the following five specified Conversion Prices:
$18.00, $21.60, $25.92, $31.10 and $37.32. Upon each such conversion, each holder of Class B common stock will be deemed to have converted a pro rata share of such Class B common stock then outstanding. In the event that there are any shares of Class B common stock outstanding on August 21, 2003, all such shares shall automatically convert into an equal number of shares of common stock. The holders of the Class B common stock may convert each share of Class B common stock into one share of common stock at any time prior to August 21, 2003.

PREFERRED STOCK

Our board of directors can, without approval of stockholders, issue one or more series of serial preferred stock. Our board can also determine the number of shares of each series and the rights, preferences and limitations of each series including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any series of preferred stock, the number of shares constituting each series and the terms and conditions of issue.

CERTAIN OTHER PROVISIONS OF OUR CERTIFICATE OF INCORPORATION, BYLAWS AND DELAWARE LAW

Certain provisions of our Certificate of Incorporation and our Bylaws and Delaware law could discourage, delay or prevent a third party from acquiring us. These provisions are intended to enhance the continuity and stability of our Board of Directors and the policies formulated by our Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change in control of the Company. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, these provisions may discourage third parties from making tender offers for our shares. As a result, the market price of our common stock may not benefit from any premium that might occur in anticipation of a potential or actual change in control. These provisions also may prevent changes in our management.

Section 203 of Delaware Law. As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the General Corporation Law of the State of Delaware. Section 203 restricts certain business combinations between us and an "interested stockholder" (in general, a stockholder owning 15% or more of our outstanding voting stock) or that stockholder's affiliates or associates for a period of three years following the date on which the stockholder becomes an "interested stockholder." The restrictions do not apply if:

    - prior to an interested stockholder becoming such, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

    - upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to certain exceptions; or

    - on or after the date an interested stockholder becomes such, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.


Classification of Board of Directors. Our Board of Directors is divided into three classes, designated Class I, Class II and Class III. The terms of Class I, Class II and Class III directors will expire on the respective dates of the 2002, 2000 and 2001 annual meetings of stockholders and in all cases directors elected will serve until their respective successors are elected and qualified. At each annual meeting of stockholders, directors will be elected to succeed those in the class whose terms then expire, with each director so elected to serve for a term expiring at the third succeeding annual meeting of stockholders after such director's election, and until the director's successor is elected and qualified. Thus, directors elected stand for election only once in three years.

Additional Directorships, Vacancies and Removal of Directors. Our Bylaws provide that our Board of Directors shall consist of up to nine members; our Board of Directors currently consists of eight members. Our Board of Directors may create additional directorships and abolish any vacant directorships. Newly-created directorships and vacancies may be filled by the affirmative vote of a majority of directors then in office and any director so elected shall hold office only until the next annual meeting of stockholders, and until their successors shall be elected and qualified. Our directors may be removed only for cause by vote of the holders of a majority of the shares entitled to vote at an election of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our Bylaws require an advance notice procedure for the nomination, other than by or at the direction of the Board of Directors or the Nominating Committee thereof, of candidates for election as directors (the "Nomination Procedure"), as well as for other stockholder proposals to be considered at annual stockholders' meetings. A stockholder who proposes to nominate a person at a meeting for election as a director generally must notify us not less than 120 nor more than 150 days prior to the anniversary of the date notice of the annual meeting of stockholders was given in the preceding year. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the Nomination Procedure. Similar advance notice must be given of any other proposed business which a stockholder proposes to bring before an annual meeting of stockholders. We require advance notice in order to give our Board of Directors an opportunity to consider the qualifications of the proposed nominees or the merits of other stockholder proposals and, to the extent deemed necessary or desirable by our Board of Directors, to inform stockholders about those matters. Although the advance notice provisions do not give our Board of Directors any power to approve or disapprove of stockholder nominations or proposals for action by the Company, these provisions may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if the procedures established by the Bylaws are not followed and discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposals, without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Company and its stockholders.

TRANSFER AGENT AND REGISTRATION

The transfer agent and registrar for our common stock is Norwest Shareowner Services.


                             DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities ("debt warrants"), preferred stock ("preferred stock warrants"), or common stock ("common stock warrants," and collectively with the preferred stock warrants, the "stock warrants"). We may issue warrants independently or together with any other securities we offer pursuant to a prospectus supplement and the warrants may be attached to or separate from the securities. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. We will describe additional terms of the warrants and the applicable warrant agreements in the applicable prospectus supplement.


DEBT WARRANTS

We will describe in the applicable prospectus supplement the terms of the debt warrants being offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, which may include the following:

    -   the title of the debt warrants;

    -   the price or prices at which the debt warrants will be issued;

    -   the aggregate number of the debt warrants;

    - the designation and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

    - the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each security;

    - the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

    - the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which the principal amount of the debt securities may be purchased upon exercise;

    - the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

    - the maximum or minimum number of the debt warrants which may be exercised at any time;

    - whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

    -   information with respect to book-entry procedures, if any;

    - the currency or currency units in which the offering price, if any, and the exercise price are payable;

    - a discussion of the material United States federal income tax considerations applicable to the exercise of the debt warrants;

    -   the antidilution provisions of the debt warrants, if any;

    - the redemption or call provisions, if any, applicable to the debt warrants; and

    - any other terms of the debt warrants, including terms, procedures and limitations relating to the exercise of the debt warrants.

Holders may exchange debt warrant certificates for new debt warrant certificates of different denominations, and may exercise debt warrants at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the securities purchasable upon the exercise and will not be entitled to payments principal, premium or interest on the securities purchasable upon the exercise.


STOCK WARRANTS

We will describe in the applicable prospectus supplement the terms of the preferred stock warrants or common stock warrants being offered, which may include the following:

    -   the title of the warrants;

    -   the price or prices at which the warrants will be issued;

    -   the aggregate number of the warrants issued;

    - the designation and terms of the preferred stock or common stock for which the warrants are exercisable;

    - if applicable, the designation and terms of the preferred stock or common stock with which the warrants are issued and the number of the warrants issued with each share of preferred stock or common stock;

    - if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable;

    - the number of shares of preferred stock or common stock purchasable upon exercise of the warrants and the exercise price of the warrants;

    - the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

    - the maximum or minimum number of the warrants which may be exercised at any time;

    - the currency or currency units in which the offering price, if any, and the exercise price are payable;

    - if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

    -   any antidilution provisions of the warrants;

    -   any redemption or call provisions applicable to the warrants; and

    - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.


EXERCISE OF WARRANTS

Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the debt securities or shares of preferred stock or common stock purchasable upon the exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

                              PLAN OF DISTRIBUTION

With this prospectus and the other prospectuses included in our registration statement, we may issue from time to time up to a total of $65,000,000 worth of our (i) debt securities; (ii) common stock; (iii) preferred stock; and (iv) warrants to purchase debt securities, common stock or preferred stock. We may issue these securities from time to time in the future to owners of orthodontic and pediatric dental practices with which we affiliate.

We will pay all expenses of this offering, and we do not expect to pay any underwriting discounts or commissions. We typically, however, compensate our development representatives (both employees and independent contractors) for new affiliations in their territories. Any person receiving this compensation may be deemed to be an underwriter within the meaning of federal and state securities laws.

Unless otherwise specified in the applicable prospectus supplement, the securities offered by this prospectus will not be listed on any exchange or quoted on the Nasdaq National Market System, and we will not make a market in these securities or take action to facilitate the secondary trading of these securities.

                             VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus will be passed upon for us by Munger, Tolles & Olson LLP, Los Angeles, California, or another counsel named in the prospectus supplement.


                                     EXPERTS

The financial statements included in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Section 145 of the Delaware General Corporation Law (the "DGCL"), a corporation may indemnify any of its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with a threatened, pending or completed action, suit or proceeding brought against him by reason of the fact that he is or was a director or officer (i) if any such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and (ii) in connection with any criminal action or proceeding if such person had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, however, Section 145 provides that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in review of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Certificate provides that no director of the Company shall be liable for breach of fiduciary duty as a director except for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) for willful or negligent violations of certain provisions of the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends; or (iv) any transaction from which the director derived an improper personal benefit. Pursuant to the Company's Certificate and Bylaws, the Company is obligated to indemnify each of its directors and officers to the fullest extent permitted by the DGCL. In addition, the Bylaws allow the Company to purchase and maintain insurance on behalf of any director or officer of the Company against any liability asserted against and incurred by such director or officer, whether or not the Company would have the power to indemnify such officer or director against such liability under the provisions of the DGCL.

The Company has obtained insurance which provides general coverage for its directors and executive officers in amounts determined to be adequate. In addition, the Company has obtained insurance coverage for its directors and executive officers with respect to its initial public offering of common stock in 1997.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      Exhibits


         EXHIBIT
         NUMBER                         DESCRIPTION

         3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1, Registration No. 333-27143, as amended).
         3.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 Registration

                  No. 333-27143, as amended).
         4.1      Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 of the Company's Registration
                  Statement on Form S-1, Registration No. 333-27143, as
                  amended).
         4.2      Amended and Restated Certificate of Incorporation of the
                  Company, including, without limitation Section 4 (incorporated by reference to Exhibit 3.1 of the Company's Registration
                  Statement on Form S-1, Registration No. 333-27143, as
                  amended).
         4.3      Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration
                  Statement on Form S-1 Registration No. 333-27143, as amended).
         4.4+     Form of Indenture between OrthAlliance and First Union
                  National Bank.
         4.5*     Form of Warrant Agreement.
         4.6*     Form of Warrant Certificate.
         4.7*     Form of Certificate of Designation of Preferred Stock.
         5.1+     Opinion of Munger, Tolles & Olson LLP regarding validity.
        10.1      Agreement and Plan of Merger between the Company, USOC and
                  Premier (incorporated by reference to Exhibit 2.1 of the
                  Company's Registration Statement on Form S-1, Registration No.
                  333-27143, as amended).
         10.2     Form of Purchase and Sale Agreement between the Company and
                  Allied Practices (incorporated by reference to Exhibit 2.2 of the Company's Registration Statement on Form S-1, Registration
                  No. 333-27143, as amended).
         10.3     Form of Stock Purchase and Sale Agreement between the Company and Stockholders of the initial Allied Practices (incorporated by reference to Exhibit 2.4 of the Company's Registration
                  Statement on Form S-1, Registration No. 333-27143, as
                  amended).
         10.4     Form of Stock Purchase and Sale Agreement between the Company and the Stockholders of the Allied Practices (incorporated by reference to Exhibit 10.4 of the Company's Annual Report on
                  Form 10-K for the year ended December 31, 1997).
         10.5     Form of Agreement and Plan of Reorganization between the
                  Company, Allied Practices and the Stockholders of the Allied
                  Practices (incorporated by reference to Exhibit 2.3 of the
                  Company's Registration Statement on Form S-1, Registration No.
                  333-27143, as amended).
         10.6     Form of Service Agreement between the Company and Allied
                  Practices (Fixed Percentage Fee) (incorporated by reference to
                  Exhibit 10.1 of the Company's Registration Statement on Form
                  S-1, Registration No. 333-27143, as amended).
         10.7     Form of Service Agreement between Company and Allied Practices
                  (Variable Percentage Fee) (incorporated by reference to
                  Exhibit 10.2 of the Company's Registration Statement on Form
                  S-1, Registration No. 333-27143, as amended).
         10.8     Form of Consulting and Business Services Agreement between the
                  Company and Allied Practices (Variable Percentage
                  Fee)(incorporated by reference to Exhibit 10.3 of the
                  Company's Registration Statement on Form S-1, Registration No.
                  333-27143, as amended).
         10.9     Form of Consulting and Business Services Agreement between the
                  Company and Allied Practices (Fixed Percentage Fee)
                  (incorporated by reference to Exhibit 10.4 of the Company's
                  Registration Statement on Form S-1, Registration No.
                  333-27143, as amended).
         10.10    Form of Consulting and Business Services Agreement between the
                  Company and Allied Practices (Fixed Dollar Fee) (incorporated by reference to Exhibit 10.5 of the Company's Registration
                  Statement on Form S-1, Registration No. 333-27143,
                  as amended).
         10.11    1997 Non-Employee Director Stock Plan (incorporated by
                  reference to Exhibit 10.6 of the Company's Registration
                  Statement on Form S-1, Registration No. 333-27143).
         10.12    Amended and Restated 1997 Employee Stock Option Plan
                  (incorporated by reference to Exhibit 10.7 of the Company's
                  Registration Statement on Form S-1, Registration No.
                  333-27143).
         10.13    1997 Orthodontist Stock Option Plan (incorporated by reference to Exhibit 10.13 of the Company's Annual Report on Form 10-K
                  for the year ended December 31, 1997).
         10.14    Employment Agreement between the Company and Sam Westover
                  (incorporated by reference to Exhibit 10.8 of the Company's
                  Registration Statement on Form S-1, Registration No.
                  333-27143).
         10.15    Credit Agreement dated March 26, 1999 between the Company and
                  First Union National Bank, U.S. Bank National Association and
                  Union Bank of California, N.A. (incorporated by reference to
                  Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q
                  for the quarter ended March 31, 1999).
         10.16    Form of Company Practice Improvement Program Guarantee
                  (incorporated by reference to Exhibit 10.17 of the Company's
                  Annual Report on Form 10-K for the year ended December 31,
                  1997).
         10.17    Letter Agreement between the Company and Stephen M. Toon dated
                  May 22, 1998 (incorporated by reference to Exhibit 10.14 of the Company's Annual Report on Form 10-K for the year ended
                  December 31, 1998).
         10.18+   Letter Agreement between the Company and James C. Wilson dated
                  June 16, 1999.
         12.1+    Statement of Computation of Ratio of Earnings to Fixed
                  Charges.
         23.1+    Consent of Arthur Andersen LLP.
         23.2+    Consent of Munger, Tolles & Olson LLP (contained in Exhibit
                  5.1)
         24.1+    Powers of Attorney (included on Page II-6).
         25.1+    Form T-1 Statement for Eligibility under Trust Indenture Act of 1939 of First Union National Bank.

----------

         + Filed herewith.
         * To be incorporated by reference in the event of an offering of the specified securities.

ITEM 22. UNDERTAKINGS

The undersigned registrants hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of OrthAlliance's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (6)      That every prospectus: (i) that is filed pursuant to paragraph
(5) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (8) To supply by means of a post-effective amendment all required information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (9) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrants pursuant to the provisions described in Item 15 above or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by the director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

         (10) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, California, on July 28, 1999.


                                       ORTHALLIANCE, INC.



                                       By:  /s/ SAM WESTOVER
                                          -------------------------------------
                                          Sam Westover
                                          President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes and appoints each of Sam Westover and Paul H. Hayase, and each of them severally, acting alone and without the other, as his attorney-in-fact to execute in the name of such person and to file any amendments and post effective amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the registration of the securities which are the subject of this Registration Statement (including any additional registration statement filed pursuant to Rule 462 of the Securities Act of 1933) which amendments and post effective amendments may make such changes in the Registration Statement as such attorney-in-fact may deem appropriate.

               NAME                                       TITLE                      DATE
               ----                                       -----                      ----

           /s/ SAM WESTOVER                 Chief Executive Officer,            July 28, 1999
---------------------------------------     President and Director
            Sam Westover                    (principal executive officer)


          /s/ JAMES C. WILSON               Chief Financial Officer             July 28, 1999
---------------------------------------     (principal financial and
          James C. Wilson                   accounting officer)

         /s/  W. DENNIS SUMMERS             Chairman of the Board               July 29, 1999
---------------------------------------
         W. Dennis Summers

                                            Director                            ________, 1999
---------------------------------------
        Jonathan E. Wilfong

                                            Director                            ________, 1999
---------------------------------------
        Randall K. Bennett

         /s/ DOUGLAS D. DURBIN              Director                            July 27, 1999
---------------------------------------
         Douglas D. Durbin

       /s/ CRAIG L. MCKNIGHT                Director                            July 28, 1999
---------------------------------------
         Craig L. McKnight

      /s/ G. HARRY DURITY                   Director                            July 26, 1999
---------------------------------------
          G. Harry Durity

                                            Director                            ________, 1999
---------------------------------------
       Raymond G.W. Kubisch